UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2024

Contango Ore, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35770	27-3431051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 2nd Avenue Suite 401
Fairbanks, Alaska		99701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (907) 888-4273

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2024, Contango ORE, Inc. (“Contango” or the “Company”) entered into a definitive arrangement agreement (the “Arrangement Agreement”), by and among the Company, Contango Mining Canada Inc., a corporation organized under the laws of British Columbia and a wholly owned subsidiary of the Company, and HighGold Mining Inc., a corporation existing under the laws of the Province of British Columbia (“HighGold”), pursuant to which the Company intends to acquire 100% of the outstanding equity interests of HighGold (the “HighGold Acquisition”).

Under the terms of the Arrangement Agreement, each HighGold share of common stock will be exchanged for 0.019 shares of Contango common stock (the “Exchange Ratio”) based on the volume weighted average price (“VWAP”) of Contango shares on the NYSE American for the five-day period ending on May 1, 2024. The Exchange Ratio implies total consideration of approximately $0.40 per HighGold share and total HighGold equity value of approximately $37 million. Upon completion of the HighGold Acquisition, existing Contango shareholders will own approximately 85% and HighGold shareholders will own approximately 15% of the combined company. In connection with the HighGold Acquisition, Contango will grant to HighGold the right to appoint one director to Contango’s board of directors.

Closing of the HighGold Acquisition is subject to customary closing conditions and is expected to occur in July 2024. The Arrangement Agreement contains customary representations, warranties and covenants and also includes indemnification provisions under which the parties have agreed to indemnify each other against certain liabilities. A copy of the Arrangement Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Arrangement Agreement is qualified in its entirety by reference to such exhibit.

On May 2, 2024, the Company issued a press release announcing the HighGold Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 2, 2024, the Company made available a new corporate presentation. A copy of this presentation titled “Building Alaska’s Next Gold Mines – Corporate Presentation – HighGold Transaction” is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is available on the Company’s website at www.contangoore.com.

The Company’s presentation furnished as Exhibit 99.2 to this Current Report contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures are not included in the furnished presentation due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures. In addition, certain of the non-GAAP financial measures have been prepared by Kinross Gold Corporation, the Company’s partner in, and the manager of, Peak Gold, LLC, a joint venture company in which the Company currently holds a 30% interest, and are based on International Financial Reporting Standards (IFRS) accounting standards and detailed information to which the Company has not had access to at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

The information included herein and in Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On May 1, 2024, the Company entered into a stock purchase agreement (the “SP Agreement”) with Avidian Gold Corp. (“Avidian”) pursuant to which the Company has agreed to purchase Avidian’s 100% owned Alaskan subsidiary, Avidian Gold Alaska Inc. (“Avidian Alaska”) for initial consideration of $2,400,000, with a contingent payment for up to $1,000,000 (the "Avidian Transaction").

The Company will pay Avidian an initial purchase price of $2,400,000 consisting of (i) $400,000 in cash (the “Cash Consideration”) and (ii) $2,000,000 in shares of Contango common stock (the “Equity Consideration”). The Cash Consideration shall be paid in the following tranches: (i) a deposit $50,000 (paid) (ii) $150,000 due on the closing date, and (iii) $200,000 due on or before the 6-month anniversary of the closing date. The number of shares of common stock constituting the Equity Consideration will be determined based on Contango’s 10-day VWAP on the NYSE American immediately prior to the closing date.

If the Company makes a positive production decision on either of the Amanita or Golden Zone properties within 120 months of the closing date, the Company will pay Avidian an additional $1,000,000 within thirty (30) days of such decision (the “Deferred Purchase Price”). The Deferred Purchase Price can be paid in either cash or Contango shares at the Company’s sole discretion. If at any time prior to this production decision, within the 120-month period, Contango enters into a third-party transaction on any of the properties, Avidian will receive 20% of the consideration received by Contango (capped at $500,000 per property) credited against the total Deferred Purchase Price.

The Avidian Transaction is subject to Avidian shareholder approval, as well as the receipt of all required governmental and/or regulatory approvals, including that of the Toronto Venture Exchange and NYSE American. Should Avidian shareholders not approve this transaction the SP Agreement will terminate and a termination fee of $175,000 will be paid to the Company, representing liquidated damages for the time, resources and opportunities lost in facilitating this transaction. The Avidian Transaction is expected to close in July 2024.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibit constitutes “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, ability to realize the anticipated benefits of the transactions with an affiliate of Kinross Gold Corporation and the Company’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).Cautionary Note

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Arrangement Agreement by and among Contango ORE, Inc., Contango Mining Canada Inc. and HighGold Mining Inc., dated May 1, 2024.
99.1	Press Release of the Company, dated May 2, 2024.
99.2	Company Presentation, dated May 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

Date:	May 6, 2024	By:	/s/ Mike Clark
Mike Clark, CFO